ORGENESIS INC. BOARD OF ADVISORS CONSULTING AGREEMENT

THIS BOARD OF ADVISORS AGREEMENT (“Agreement”) is effective November 14, 2012 between ORGENESIS INC., a corporation with offices at 21 Sparrow Circle,White Plains, NY 10605, USA (the “Company”) and Prof. Camilo Ricordi:, with an address at 1450 NW 10th Avenue, Miami, Florida, 33136 (the “Advisor”).

NOW THEREFORE THIS AGREEMENT WITNESSES as follows:

1.1         Appointment of Advisor. The Company hereby appoints the Advisor to the Company’s Board of Advisors (the “Board of Advisors”). The Advisor will advise the Company from time to time on issues as requested by the Company. The Advisor will make himself reasonably available at the Company’s request, to attend meetings or for conversations to discuss the business of the Company.

1.2         Compensation. As compensation for providing such consulting services to the Company pursuant to this Agreement, the Company agrees

(a)

to grant 100,000 options to acquire 100,000 restricted shares (the “Shares”) to the Advisor to be vested as per the stock option plan to be adopted by the Company. The options will be granted pursuant to a Stock Option Agreement to be provided by the Company, with the exercise price for such options being the closing price per share of the Company’s stock on the OTCBB on the date of execution of this Agreement, exercisable for 5 years. The options will be governed by the Company’s stock option plan and will vest as to one fifth of such options at the end of each year of advisory service; and

(b)	to pay to the Advisor $300 per hour for in person meetings and $200 per hour for conference call meetings or written work requested by the Company (the “Fees”).

1.3         Advisor’s Acknowledgements. The Advisor acknowledges that the Shares may not be registered under the laws of any country, including the United States Securities Act of 1933 (the “1933 Act”), or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or to U.S. Persons, except in accordance with the provisions of Regulation S under the 1933 Act, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and only in accordance with all applicable securities laws. “United States” and “U.S. Person” are as defined by Regulation S under the 1933 Act.

1.4         Questionnaire and Undertaking and Direction. If the Advisor is a US person (as that term is defined in Regulation S of the 1933 Act), the Advisor must complete, sign and return to the Company an Accredited Investor Questionnaire in the form attached as Exhibit A. The Advisor will, regardless of whether the Advisor is a US person or not, complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by the regulatory authorities, stock exchanges and applicable law.

1.5         Expenses. In addition to the Shares and Fees granted pursuant to this Agreement, the Company will reimburse the Advisor expenses incurred directly or indirectly by the Advisor in carrying out the consulting services pursuant to this Agreement. The Advisor will ensure that he will obtain the Company’s prior approval for any such expenses before they are incurred.

1.6         Termination. This Agreement will continue in force and effect indefinitely until terminated by either party upon 30 days written notice delivered to the other party for any reason. The Advisor’s vested options will expire 90 days after termination.

1.7         Maintenance of Confidential Information. The Advisor acknowledges that in the course of its appointment hereunder the Advisor may have access to the Company’s confidential information (“Confidential Information”). The Advisor acknowledges that Confidential Information constitutes a proprietary right, which the Company is entitled to protect. Accordingly, the Advisor covenants and agrees that during the term of this Agreement and thereafter until such time as all the Confidential Information becomes publicly known and/or made generally available through no action or inaction of the Advisor, the Advisor will keep in strict confidence the Confidential Information and shall not, without prior written consent of the Company in each instance, disclose, use or otherwise disseminate the Confidential Information, directly or indirectly, to any third party. The Advisor also agrees not to trade in the securities of the Company while in possession of material information about the Company that has not been publicly disclosed, and will abide by any insider trading policy adopted by the Company.

1.8         Entire Agreement. The parties hereto agree that they have expressed herein their entire understanding and agreement concerning the subject matter of this Agreement and it is expressly agreed that no implied covenant, condition, term or reservation or prior representation or warranty shall be read into this Agreement relating to or concerning the subject matter hereof or any matter or operation provided for herein.

1.9         Laws. Any dispute arising out of the interpretation of this Agreement will be interpreted in accordance with the Laws of Israel. The parties agree that any disputes arising over this Agreement will be brought and determined by the courts located in Tel Aviv, Israel.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

ORGENESIS INC.

Per:
Authorized Signatory

EXECUTED in the presence of:	)
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Signature of Witness	)
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Print Name of Witness	)	/s/ Camilo Ricordi
	)	Prof. Camilo Ricordi
Address of Witness	)
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Occupation of Witness	)
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EXHIBIT ‘A’ U.S. ACCREDITED INVESTOR QUESTIONNAIRE

ONLY U.S. ACCREDITED INVESTORS NEED TO SIGN THIS

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the attached Agreement.

This Questionnaire is for use by each Advisor who is a US person (as that term is defined Regulation S of the United States Securities Act of 1933 (the “1933 Act”)). The purpose of this Questionnaire is to assure the Company that each Advisor will meet the standards imposed by the 1933 Act and the appropriate exemptions of applicable state securities laws. The Company will rely on the information contained in this Questionnaire for the purposes of such determination. The Shares will not be registered under the 1933 Act in reliance upon the exemption from registration afforded by Section 3(b) and/or Section 4(6) of the 1933 Act. This Questionnaire is not an offer of the Shares or any other securities of the Company in any state other than those specifically authorized by the Company.

All information contained in this Questionnaire will be treated as confidential. However, by signing and returning this Questionnaire, each Advisor agrees that, if necessary, this Questionnaire may be presented to such parties as the Company deems appropriate to establish the availability, under the 1933 Act or applicable state securities law, of exemption from registration in connection with the issuance of the Shares hereunder.

The Advisor covenants, represents and warrants to the Company that it satisfies one or more of the categories of “Accredited Investors”, as defined by Regulation D promulgated under the 1933 Act, as indicated below: (Please initial in the space provide those categories, if any, of an “Accredited Investor” which the Advisor satisfies)

________	Category 1	An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US $5,000,000;

________	Category 2	A natural person whose individual net worth, or joint net worth with that person’s spouse, on the date of purchase exceeds US $1,000,000, excluding the value of the primary residence of such person(s) and the related amount of indebtedness secured by the primary residence up to its fair market value;

________	Category 3	A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

________	Category 4	A “bank” as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

________	Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States);

________	Category 6	A director or executive officer of the Company;

________	Category 7	A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act;

________	Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories;

Note that the Advisor claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Company with a balance sheet, prior years’ federal income tax returns or other appropriate documentation to verify and substantiate the Advisor’s status as an Accredited Investor.

If the Advisor is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

The Advisor hereby certifies that the information contained in this Questionnaire is complete and accurate and the Advisor will notify the Company promptly of any change in any such information. If this Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Advisor represents that it has the authority to execute and deliver this Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the _______day of _________________, _______.

If a Corporation, Partnership or Other Entity:	If an Individual:

Print of Type Name of Entity	Signature

Signature of Authorized Signatory	Print or Type Name

Type of Entity	Social Security/Tax I.D. No.